Exhibit 24.6

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that I, the undersigned, do hereby appoint Lionel Reilly or Neal Soderquist, or either of them, attorney for me and in my name and on my behalf (i) to sign the Annual Report on Form 10-K of PROFESSIONAL VETERINARY PRODUCTS, LTD. for the fiscal year ended July 31, 2008, and any such amendment thereto, to be filed with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended (ii) to file the Annual Report on Form 10-K, any amendment thereto, and all exhibits and documents required in connection therewith with the SEC, and (iii) generally to do and perform all things necessary to be done in the premises as fully and effectually in all respects as I could do if personally present.

IN WITNESS WHEREOF, I have hereunto set my hand this 20th day of October, 2008.

/s/ William Swartz, D.V.M.
William Swartz, D.V.M.

STATE OF FLORIDA	)
	)	ss.
COUNTY OF COLLIER	)

On this 20th day of October, 2008, before me, a Notary public qualified for said County, personally came William Swartz, D.V.M., known to me to be the identical person who signed the foregoing instrument and acknowledged the execution thereof to be his voluntary act and deed.

/s/ Linda L. Reble
Notary Public
My commission expires:

11-23-09